Exhibit 99.4
Additional Securities Exchange Information

In accordance with ASX Listing Rule 4.10, the Company provides the following information to shareholders not elsewhere disclosed in this Annual Report. The information provided is current as at 13 February 2023.

Corporate Governance Statement

The Company’s Directors and management are committed to conducting the Group’s business in an ethical manner and in accordance with the highest standards of corporate governance. The Company has adopted and substantially complies with the ASX Corporate Governance Principles and Recommendations (Fourth Edition) (Recommendations) to the extent appropriate to the size and nature of the Group’s operations.

The Company has prepared a statement which sets out the corporate governance practices that were in operation throughout the financial year for the Company, identifies any Recommendations that have not been followed, and provides reasons for not following such Recommendations (Corporate Governance Statement).

In accordance with ASX Listing Rules 4.10.3 and 4.7.4, the Corporate Governance Statement will be available for review on Limeades’ website at https://investors.limeade.com/investor-relations/?page=corporate-governance and will be lodged together with an Appendix 4G with ASX at the same time that this Annual Report is lodged with ASX.

The Appendix 4G will particularise each Recommendation that needs to be reported against by Limeade and will provide shareholders with information as to where relevant governance disclosures can be found.

The Company’s corporate governance policies and charters are all available on Limeade’s website https://investors.limeade.com/investor-relations/?page=corporate-governance

Substantial holders

As at the Reporting Date, the names of the substantial holders of the Company and the number of equity securities in which those substantial holders and their associates have a relevant interest, as disclosed in substantial holding notices given to the Company, are as follows:

Holder of Equity Securities	Class of Equity Securities	Number of Equity Securities held	% of total issued securities capital in relevant class
Henry Albrecht	CDI’s	40,311,485	15.66%
Perennial Value Management Ltd	CDI’s	38,037,982	14.78%
Australian Ethical	CDI’s	36,839,990	14.32%
TVC Capital II LP	CDI’s	36,658,282	14.24%
Oak HC/FT Partners LP	CDI’s	27,380,178	10.64%

Number of holders and securities

Limeade Inc. has issued the following securities:
–257,396,022 CDI’s
–1,074,900 Fully Paid Ordinary Shares (not quoted)
–9,098,983 Restricted Stock Units
–23,105,628 Options

As at the Reporting Date, the number of holders in each class of equity securities is as follows:

Class of Equity Securities	Number of holders
Chess Depositary Interest (CDI)	1,303
Fully Paid Ordinary Shares (not quoted)	4

Voting rights of equity securities

Ordinary Shares

The voting rights attached to ordinary shares are that each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

CDI’s

In accordance with section 9 of the Company’s Prospectus dated 2 December 2019, CDI holders have the following options to attend and vote at the Company’s general meeting;

–instructing CDN, as the legal owner, to vote the Shares underlying their CDIs in a particular manner. A voting instruction form will be sent to CDI holders with the notice of meeting for the meeting and this must be completed and returned to the Registry prior to the meeting;

– informing Limeade that they wish to nominate themselves or another person to be appointed as CDN’s proxy with respect to their Shares underlying the CDIs for the purposes of attending and voting at the general meeting; or

– converting their CDIs into a holding of Shares and voting these at the meeting (however, if thereafter the former CDI holder wishes to sell their investment on ASX, it would be necessary to convert the Shares back to CDIs). In order to vote in person, the conversion must be completed prior to the record date for the meeting. See above for further information regarding the conversion process.

As one CDI represents one Share, a CDI holder will be entitled to one vote for every CDI they hold.

Options

Option holders do not have any voting rights on the options held by them.

Distribution of holders of equity securities

The distribution of holders of equity securities on issue in the Company as at the Reporting Date is as follows:

Ranges	Investors	Securities	%
1 to 1000	412	234,290	0.09%
1001 to 5000	584	1,380,909	0.54%
5001 to 10000	106	789,397	0.31%
10001 to 100000	126	4,223,737	1.64%
100001 and Over	75	250,767,689	97.42%
Total	1,303	257,396,022	100.00%

Less than marketable parcels of ordinary shares (UMP Shares)

The number of holders of less than a marketable parcel of CDI’s based on the closing market price at the Reporting Date is as follows:

Total Shares	UMP Shares	UMP Holders	% of issued shares held by UMP holders
257,396,022	521,973	632	0.20

Twenty largest stockholders of quoted equity securities

Rank	Name	Balance as at 13 February 2023%
1	NATIONAL NOMINEES LIMITED	64,141,133	24.92%
2	CITICORP NOMINEES PTY LIMITED	54,717,724	21.26%
3	TVC CAPITAL II LP	35,618,770	13.84%
4	OAK HC/FT PARTNERS L.P	27,380,178	10.64%
5	J P MORGAN NOMINEES AUSTRALIA PTY LIMITED	9,693,125	3.77%
6	BNP PARIBAS NOMINEES PTY LTD	8,623,292	3.35%
7	ERICK RIVAS	4,272,000	1.66%
8	CARL ALBRECHT & MOLLIE ALBRECHT	3,019,728	1.17%
9	WRIGHT DICKINSON	2,909,568	1.13%
10	HSBC CUSTODY NOMINEES (AUSTRALIA) LIMITED	2,863,824	1.11%
11	RICHARD R ALBRECHT	2,585,156	1.00%
12	CHRISTOPHER DICKINSON	2,427,520	0.94%
13	CHRISTOPHER ACKERLEY & DIANA ACKERLEY	2,288,616	0.89%
14	HUGH REILLY III	1,854,068	0.72%
15	CHRISTOPHER ACKERLEY	1,827,744	0.71%
16	BROCK ROBERTSON & HANNAH ROBERTSON	1,094,662	0.43%
17	DANIEL E POCH	1,074,212	0.42%
18	TVC CAPITAL PARTNERS II LP	1,039,512	0.40%
19	JOSH GREENE	1,021,104	0.40%
20	MARK POTVIN	1,003,984	0.39%
	Top 20 Total	229,455,920	89.15%
	Balance	27,940,102	10.85%
	Total	257,396,022	100.00%